EXHIBIT 10.15

THIRD AMENDMENT TO

THE PLUS THERAPEUTICS, INC.

2015 NEW EMPLOYEE INCENTIVE PLAN

June 6, 2024

This Third Amendment amends the 2015 New Employee Incentive Plan (as amended, the “Plan”) of Plus Therapeutics, Inc., a Delaware corporation (the “Company”). Unless otherwise specifically defined herein, each capitalized term used herein shall have the meaning afforded such term under the Plan.

WHEREAS, by unanimous written consent of the Board of Directors of the Company (the “Board”), effective June 6, 2024, the Board determined it to be in the best interests of the Company to amend the Plan to increase the number of shares of common stock, par value $0.001 per shares, Stock authorized for issuance thereunder by 75,000 shares:

NOW, THEREFORE, be it resolved that the Plan is hereby amended as follows:

1.	Share Limit. Section 4.1 of the Plan shall be amended by replacing it with the following:

“Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.3, and after having previously adjusted for the Company’s reverse stock splits effected prior to June 6, 2024, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to Awards shall be equal to 76,024 shares and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.”

PLUS THERAPEUTICS, INC.

By:	/s/ Marc H. Hedrick, M.D.
Name:	Marc H. Hedrick, M.D.
Title:	President and Chief Executive Officer